Exhibit 99.1

Spirit Realty Capital, Inc.

Announces Third Quarter of 2022

Financial and Operating Results

– Generated Net Income per Share of $0.54, FFO per Share of $0.93 and AFFO per Share of $0.90 –

– Increased Common Stock Quarterly Dividend from $0.638 per Share to $0.663 per Share –

– Invested $268.4 Million in Acquisitions and Revenue-Producing Capital Expenditures –

– Generated $74.3 Million in Gross Proceeds from Dispositions –

Dallas, TX— November 8, 2022 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the third quarter ended September 30, 2022.

HIGHLIGHTS

•	Generated net income of $0.54 vs $0.32 per diluted share, FFO per share of $0.93 vs $0.87 and AFFO per share of $0.90 vs $0.84, compared to the same quarter in 2021.
•	Increased the Company’s quarterly common stock cash dividend on August 8, 2022 from $0.638 per share to $0.663 per share, an increase of 3.9%, representing a new annualized rate of $2.652 per share.
•	Invested $268.4 million at a Cash Capitalization Rate of 6.86%, including the acquisition of 51 properties across 26 transactions with a weighted average lease term of 14.8 years.
•	Generated $74.3 million in gross proceeds from the disposition of 11 properties, including 10 occupied properties at a Disposition Capitalization Rate of 5.70%.
•

Entered into $800 million of term loans comprised of a $500 million five-year term loan and $300 million three-year term loan, all of which bear interest at 1-month adjusted SOFR plus an applicable margin of 0.850% per annum, based on the Operating Partnership’s credit rating. In conjunction with these term loans, the Company entered into interest rate swap agreements to swap 1-month SOFR.

•

Sold and issued 2.2 million shares under the 2021 ATM Program, generating net proceeds of $90.6 million. Issued 1.1 million shares to settle certain other forward contracts, generating net proceeds $51.3 million. As of September 30, 2022, Spirit had no unsettled forward contracts to issue shares of common stock.

•	Maintained strong operational performance, with occupancy of 99.8%, Lost Rent of 0.3% and Unreimbursed Property Costs of 1.4%.
•	Had Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x as of September 30, 2022.
•	Held Corporate Liquidity of $1.3 billion as of September 30, 2022, comprised of availability under the 2019 Credit Facility and cash and cash equivalents.
•

Subsequent to quarter end, the Company received commitments for $500 million of 2.5-year delayed-draw term loans with a six month draw period. Borrowings will bear interest at 1-month adjusted SOFR plus an applicable margin of 0.95% per annum, based on the Operating Partnership’s credit rating.

CEO COMMENTS

“Spirit’s portfolio maintained its high performance through the third quarter, allowing for a four percent increase in the common dividend. We continued successfully funding our investment program, primarily through accretive dispositions, and took further steps to enhance our long-term liquidity. While capital markets volatility is putting pressure on our current cost of equity, we believe we are well positioned to take advantage of the attractive opportunities developing in our opportunity set and the resulting value that can be created for our shareholders,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

For the third quarter of 2022, the Board of Directors declared an increased quarterly cash dividend of $0.663 per share of common stock, representing an annualized rate of $2.652 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on October 14, 2022 to stockholders of record as of September 30, 2022, and the preferred dividend was paid on September 30, 2022 to stockholders of record as of September 15, 2022.

2022 GUIDANCE

The Company updated its guidance for fiscal year 2022:

•	AFFO per share of $3.55 to $3.57
•	Capital deployment of approximately $1.5 billion (comprised of acquisitions and revenue producing capital expenditures)
•	Dispositions of $250 million to $300 million

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's third quarter 2022 earnings conference call is scheduled for Wednesday, November 9, 2022 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:

Go to www.spiritrealty.com and select the corporate information page under investor relations at least 15 minutes prior to the start time of the call to register, download and install any necessary audio software.

Phone:	No access code required.

(844) 826-3035 (Domestic) / (412) 317-5195 (International)

Replay:	Available through Wednesday, November 23, 2022 with access code 10172382.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental investor presentation that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2022, our diverse portfolio consisted of 2,118 retail, industrial and other properties across 49 states, which were leased to 346 tenants operating in 34 industries. As of September 30, 2022, our properties were approximately 99.8% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended September 30,
	2022	2021
Net income attributable to common stockholders	$74,053	$38,291
Portfolio depreciation and amortization	74,455	62,919
Portfolio impairments	1,571	4,435
Gain on disposition of assets	(23,302)	(453)
FFO attributable to common stockholders	$126,777	$105,192
Gain on debt extinguishment	–	(1)
Deal pursuit costs	470	361
Non-cash interest expense, excluding capitalized interest	2,495	1,919
Straight-line rent, net of uncollectible reserve	(10,875)	(8,840)
Other amortization and non-cash charges	(475)	(714)
Non-cash compensation expense	4,393	3,504
Costs related to COVID-19[1]	–	46
AFFO attributable to common stockholders	$122,785	$101,467

Dividends declared to common stockholders	$92,595	$78,674
Dividends declared as a percent of AFFO	75%	78%

Net income per share of common stock – Basic	$0.54	$0.32
Net income per share of common stock – Diluted	$0.54	$0.32
FFO per share of common stock – Diluted[2]	$0.93	$0.87
AFFO per share of common stock – Diluted[2]	$0.90	$0.84

Weighted average shares of common stock outstanding – Basic	136,314,369	119,775,871
Weighted average shares of common stock outstanding – Diluted	136,314,369	120,302,158
[1]	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
[2]

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended September 30,
	2022	2021
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	September 30, 2022
2019 Credit Facility	$–
2022 Term Loans, net	791,791
Senior Unsecured Notes, net	2,721,534
Mortgages payable, net	5,130
Total debt, net	3,518,455
Unamortized debt discount, net	9,877
Unamortized deferred financing costs	26,627
Cash and cash equivalents	(109,829)
Adjusted Debt	3,445,130
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$3,617,630

Annualized Adjusted EBITDAre	Quarter Ended September 30, 2022
Net income	$76,640
Interest	30,956
Depreciation and amortization	74,600
Income tax expense	261
Gain on disposition of assets	(23,302)
Portfolio impairments	1,571
EBITDAre	160,726
Adjustments to revenue producing acquisitions and dispositions	2,657
Construction rent collected, not yet recognized in earnings	193
Deal pursuit costs	470
Non-cash compensation expense	4,393
Adjusted EBITDAre	168,439
Adjustments related to straight-line rent[1]	(1,058)
Other adjustments for Annualized EBITDAre[2]	(1,120)
Annualized Adjusted EBITDAre	$665,044

Adjusted Debt / Annualized Adjusted EBITDAre	5.2x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.4x

[1]	Adjustment relates to current period net recoveries related to prior period straight-line rent deemed not probable of collection.
[2]

Adjustment relates to current period recoveries related to prior period rent deemed not probable of collection, prior period rent and rent deemed not probable of collection, prior period property costs and certain other income where annualization would not be appropriate.

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